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                                                                    EXHIBIT 10.8



                       AMENDMENT TO EMPLOYMENT AGREEMENT


        This Amendment to Employment Agreement ("Amendment") is entered into as of February 1, 2001 (the "Amendment Date"), by and between Richard Burns ("Executive") and 3dfx Interactive, Inc., a California corporation (the "Company"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

        WHEREAS, the Company has discontinued its board operations retail sales business, and will, following the sale by the Company to NVIDIA Corporation of certain specified assets, wind up its affairs and liquidate; and

        WHEREAS, the Company and the Executive have agreed to amend that certain Employment Agreement dated as of October 20, 2000 (the "Agreement");

        NOW, THEREFORE, the parties agree as follows:

        1. Section 1(a) of the Agreement is amended by adding the following:

                Executive agrees that he will devote substantially all of his business efforts toward enhancing shareholder return through performing those duties set forth on Schedule 1 to this Agreement.

        2. Section 2(a) of the Agreement is amended by deleting therefrom the second and third sentences. Section 2(b) of the Agreement is deleted and replaced with the following:

                (b) Termination. The Executive's employment shall terminate on the earlier of (i) February 28, 2001, (ii) the date on which the Executive has provided written notice to the Company that his duties set forth on Schedule 1 have been substantially completed, and upon which the Company has provided written consent (which shall not be unreasonably withheld), to early-terminate the Executive's employment, (iii) the date that the Company terminates Executive's employment without Cause, (iv) the date of Executive's death or Disability, (v) the date on which the Executive voluntarily resigns his employment not in accordance with Subsection 2(b)(ii) hereof, or (vi) the date on which Executive's employment is terminated for Cause (the "Termination Date"). Prior to the Termination Date, the Executive may terminate his employment for any reason (or no reason) by giving the Company fourteen (14) days' notice in writing. Executive's employment shall terminate automatically in the event of his death.



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        3.      Section 3(a) of the Agreement is amended by deleting therefrom the last sentence. Section 3(b) of the Agreement is deleted.

        4. Section 4(b) of the Agreement is deleted. Section 4(a) is deleted and replaced with the following:

                (a) Payments and Benefits Upon Termination Date. If Executive's employment is terminated in accordance with Subsections 2(b)(i), (ii) or (iii), then upon the Termination Date, Executive shall receive a lump sum severance payment equal to $210,000 (less applicable deductions and withholdings) plus payment or reimbursement of COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) through the date that is twelve (12) months following the Termination Date.

        5.      Section 4(c) of the Agreement is deleted and replaced with a new
                Section 4(b), as follows:

                (b) Resignation or Termination for Cause. If Executive's employment terminates in accordance with Subsections 2(b)(v) or (vi), Executive will be paid his Base Salary and for all unused vacation earned through the Termination Date, but nothing else, and all stock vesting and benefits will cease on Executive's date of termination.

        6.      Section 4(d) of the Agreement is deleted and replaced with a new
                Section 4(c), as follows:

                (c) Release Required. As a prior condition to Executive receiving any payment or benefit under Section 4(a) of this Agreement, Executive shall execute a full release of known and unknown claims against the Company, its successors, affiliates, employees, agents, advisors and representatives, in a form designated by the Company.

        7.      Section 4(e)(ii) of the Agreement is deleted.

        8. Section 4(g)(ii) of the Agreement (defining "Good Reason") is deleted.



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        IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                            EXECUTIVE



                                            /s/ Richard Burns
                                            ------------------------------------
                                            RICHARD BURNS


                                            3DFX INTERACTIVE, INC.



                                            By:/s/ Alex M. Leupp
                                               ---------------------------------
                                               ALEX M. LEUPP
                                               PRESIDENT AND CHIEF EXECUTIVE
                                               OFFICER